Exhibit 23.1
Independent Auditors’ Consent
We consent to the incorporation by reference in Registration Statements No. 333-127131 and 333-131483 on Form S-8 of Unica Corporation of our report dated November 28, 2005 relating to the financial statements of MarketSoft Software Corporation as of and for the years ended June 30, 2005 and 2004 appearing in this Amendment No. 1 to the Current Report on Form 8-K/A of Unica Corporation dated December 20, 2005.

/s/ Deloitte & Touche LLP

February 13, 2006
Boston, Massachusetts